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                                  Exhibit 10.2


Amendment No.1, dated January 9, 2002, to Burlington Resources Inc. 2001 Performance Share Unit Plan




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                                 AMENDMENT NO. 1
                                       TO
                            BURLINGTON RESOURCES INC.
                        2001 PERFORMANCE SHARE UNIT PLAN



     The Burlington Resources Inc. 2001 Performance Share Unit Plan (the "Plan") is hereby amended, effective as of January 1, 2002, as follows:

     1. The first sentence of Section 7.2 of the Plan is amended to read as follows:

     "Unless the Plan Administrator determines otherwise, during the period designated by the Plan Administrator which shall occur prior to the date on which Units vest, the Participant may, in accordance with and subject to procedures that the Plan Administrator has approved, elect to have all or a portion of the lump sum payment described in Section 7.1 with respect to such vested Units deferred until his or her retirement, death, Permanent Disability, resignation, or other termination of employment with the Company and its Subsidiaries or until any other specified time that is acceptable to the Plan Administrator."


     2. Section 7.4 of the Plan is amended to read as follows:


     "7.4. Investment of Accounts. Unless the Plan Administrator determines otherwise, in lieu of investing in the Interest Account, a Participant may elect, in accordance with and subject to procedures that the Plan Administrator has approved, that all or a specified percentage of his or her deferred payment be credited to the Company Stock Account (as defined below), the S&P Account (as defined below), or in any combination of the Interest Account, Company Stock Account and/or S&P Account as elected by the Participant. The Management Committee (or the Plan Administrator, as the case may be) shall establish a separate subaccount(s) for such Participant under his or her Memorandum Account, which shall be credited
     (i) with respect to the Company Stock Account, with whole and fractional phantom shares of Common Stock ("Phantom Stock") as of the applicable date, and with phantom dividends with respect to the credited Phantom Stock,






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     which shall be credited as being reinvested in additional shares of Phantom
     Stock (such credited shares of Phantom Stock being the "Company Stock Account") and (ii) with respect to the S&P Account, with whole and fractional phantom units in a Standard & Poor's 500 Composite Stock Price Index fund (or by reference to a mutual fund selected by the Management Committee that tracks such index as of the applicable date) and with any phantom distributions on such credited S&P units, which shall be credited as being reinvested in additional phantom S&P units (such credited phantom S&P units being the "S&P Account"). All credits to the Company Stock Account resulting from an initial investment of deferred amounts shall be made at a discount based on a value equal to 75 percent of the Fair Market Value per share of the Common Stock on the applicable Valuation Date. All credits to the Company Stock Account resulting from a reinvestment of amounts previously invested in the Interest Account or the S&P Account or resulting from a reinvestment of phantom dividends shall be made based on a value equal to 100% of the Fair Market Value per share of the Common Stock on the applicable Valuation Date. Notwithstanding the foregoing, the Management Committee (or, with respect to a Participant who is subject to Section 16(b) of the Exchange Act, the Plan Administrator) may in its discretion determine that a different percentage than is prescribed in the preceding two sentences shall apply in respect of any category of credits to the Company Stock Account.

     "Unless the Plan Administrator determines otherwise, each Participant who has a Memorandum Account under the Plan may elect that all or a specified percentage of his or her Memorandum Account balance as of any date be reinvested in the Interest Account, Company Stock Account and/or S&P Account in such proportions as elected by the Participant. This election shall be in such form as the Plan Administrator shall establish and shall comply with all requirements of Section 16(b), to the extent applicable. In no event may any reinvestment be made of any portion of a Participant's Company Stock Account representing Phantom Stock purchased at a discount to Fair Market Value as described above prior to the earlier of (i) the expiration of a period of three years following the date on which the Phantom Stock purchased at a discount was credited to the Participant's
     Company Stock Account or (ii) the date of the Participant's retirement, death, Permanent Disability, resignation or termination of employment (in which event, the balance in the Participant's Company Stock Account will be distributed in cash or converted into an Interest Account as described in
     Section 7.5)."


     The date of adoption of this amendment by the Board of Directors of the Company is January 9, 2002.





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